Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The unaudited pro forma combined balance sheet has been prepared as if the acquisition had taken place as of March 31, 2004, the date of the Closing Balance Sheet. The unaudited pro forma combined statements of operations for the nine months ended March 31, 2004 and year ended June 30, 2003 reflect the acquisition of Polexis as if the acquisition had occurred on July 1, 2003 and 2002, respectively, the first day of the fiscal years for each of the companies.

The pro forma adjustments are based upon available information and certain assumptions that SYS’s management believes is reasonable. The unaudited pro forma financial statements are provided for informational purposes only and are not necessarily indicative of the results that would have occurred if the acquisition had occurred on the date indicated or the expected financial position or results of operations in the future. Furthermore, the allocation of the purchase price is subject to refinement.

The unaudited pro forma combined financial statements should be read in conjunction with SYS’s separate historical consolidated financial statements and notes thereto as filed with the United States Securities and Exchange Commission. In management’s opinion, all material adjustments necessary to reflect the effect of this transaction have been made.

SYS Technologies
Unaudited Pro Forma Combined Balance Sheet

	SYS Historical March 26, 2004	Polexis March 31, 2004 Ending balance	(a) Allocation of Polexis Purchase price	Pro Forma Combined
Current assets:
Cash	$3,916,000	$893,000	$(3,250,000)	$1,559,000
Contract receivables, net	6,333,000	1,545,000		7,878,000
Deferred tax assets	302,000	—		302,000
Inventory	53,000	—		53,000
Other current assets	129,000	191,000		320,000

Total current assets	10,733,000	2,629,000	(3,250,000)	10,112,000

Fixed assets, net	667,000	93,000		760,000
Capitalized software, net	70,000	—		70,000
Goodwill	—	—	5,591,000	5,591,000
Other intangibles, net			641,000	641,000
Other assets	148,000	28,000		176,000

Total assets	$11,618,000	$2,750,000	$2,982,000	$17,350,000

Current liabilities:
Current portion of working capital loan	$153,000	$63,000		$216,000
Accounts payable	665,000	24,000		689,000
Accrued payroll and related taxes	1,620,000	905,000		2,525,000
Income taxes payable	310,000	85,000		395,000
Deferred income taxes	—	180,000	256,000	436,000
Other accrued liabilities	302,000	390,000	535,000	1,227,000
Convertible notes payable	56,000	—		56,000
Current portion of capital leases	33,000	—		33,000

Total current liabilities	3,139,000	1,647,000	791,000	5,577,000

Wages executive severance	—	71,000		71,000
Bank loan	—	250,000		250,000
Convertible notes payable	1,525,000	—	1,375,000	2,900,000
Convertible notes payable to related parties	738,000	—		738,000
Capital lease obligations, net of current portion	42,000	—		42,000

Total liabilities	5,444,000	1,968,000	2,166,000	9,578,000

Stockholders’ equity:
Common stock	5,342,000	635,000	963,000	6,940,000
Preferred stock	—	2,927,000	(2,927,000)	—
Retained earnings	832,000	(2,780,000)	2,780,000	832,000
Total stockholders’ equity	6,174,000	782,000	816,000	7,772,000

Total liabilities and stockholders’ equity	$11,618,000	$2,750,000	$2,982,000	$17,350,000

See accompanying notes to unaudited proforma combined financial statements.

SYS Technologies
Unaudited Pro Forma Combined Statement of Operations
for the Nine Months Ended

	SYS Historical March 26, 2004	Polexis March 31, 2004	Pro Forma Adjustments		Pro Forma Combined

Contract revenues	$23,304,000	$5,976,000	—		$29,280,000

Costs and expenses:
Contract costs	19,297,000	2,744,000	—		22,041,000
General and administrative expenses	2,863,000	3,119,000	(162,000	)(b)	5,820,000
Merger related expenses	—	550,000	(550,000	)(c)	—
	22,160,000	6,413,000	(712,000)		27,861,000

Income from operations	1,144,000	(437,000)	712,000		1,419,000

Other (income) expenses:
Interest income	(35,000)	—	—		(35,000)
Interest expense	118,000	18,000	103,000	(d)	239,000
	83,000	18,000	103,000		204,000

Income before income taxes	1,061,000	(455,000)	609,000		1,215,000

Income tax provision	442,000	7,000	24,000		473,000

Net income	$619,000	$(462,000)	$585,000		$742,000

Net income	$619,000	$(462,000)	$585,000		$742,000
Preference dividend requirements	4,000	—	—		4,000
Net income applicable to common stock	$615,000	$(462,000)	$585,000		$738,000

Net income per common share
Basic	$0.10				$0.11
Diluted	$0.09				$0.10

Weighted average common shares outstanding
Basic	6,159,876			(e)	6,857,849
Diluted	7,719,260			(e)	9,009,905

See accompanying notes to unaudited proforma combined financial statements.

SYS Technologies
Unaudited Pro Forma Combined Statement of Operations
for the Year Ended June 30, 2003

					SYS
			Pro Forma		Pro Forma
	SYS	Polexis	Adjustments		Combined
Contract revenues	$24,767,013	$7,772,000			$32,539,013

Costs and expenses:
Contract costs	20,568,558	6,766,000			27,334,558
General and administrative expenses	3,524,657	770,000	(162,000)	(b)	4,132,657
Legal settlement	972,118				972,118
	25,065,333	7,536,000	(162,000)		32,439,333

Income (loss) from operations	(298,320)	236,000	162,000		99,680

Other (income) expenses:
Interest income	(7,751)	(6,000)			(13,751)
Interest expense	208,786	98,000	137,500	(d)	444,286
Other	(8,892)				(8,892)
	192,143	92,000	137,500		421,643

Income (loss) from continuing operations before income taxes	(490,463)	144,000	24,500		(321,963)

Income tax provision (benefit) from continuing operations	(170,000)	87,000	10,000		(73,000)

Income (loss) from continuing operations	(320,463)	57,000	14,500		(248,963)
(Loss) from discontinued operations (less applicable income taxes)	(471,591)				(471,591)

Net income (loss)	$(792,054)	$57,000	$14,500		$(720,554)

Income (loss) from continuing operations	$(320,463)		$14,500		$(305,963)
Preference dividend requirements	6,280				6,280
Net income (loss) applicable to common stock attributable to continuing operations	$(326,743)		$14,500		$(312,243)
Net income (loss) applicable to common stock attributable to discontinued operations	(471,591)				(471,591)
Net income (loss) applicable to common stock	$(798,334)		$14,500		$(783,834)

Basic net income (loss) per common share from continuing operations	$(0.06)				$(0.05)
Basic net income (loss) per common share from discontinued operations	$(0.09)				$(0.08)
Basic net income (loss) per common share	$(0.15)				$(0.13)

Weighted average shares	5,179,398			(e)	5,877,371

Diluted net income (loss) per common share from continuing operations	$(0.06)				$(0.05)
Diluted net income (loss) per common share from discontinued operations	$(0.09)				$(0.08)
Diluted net income (loss) per common share	$(0.15)				$(0.13)

Weighted average shares	5,179,398			(e)	5,877,371

SYS TECHNOLOGIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1.                                  Basis of Presentation – SYS Technologies Pro Forma Combined

The accompanying unaudited pro forma combined statement of operations combine the consolidated statements of operations of SYS and Polexis for the nine months ended March 26, 2004 and March 31, 2004, respectively, and the year ended June 30, 2003. The unaudited pro forma combined statement of operations are not necessarily indicative of results that would have occurred had the acquisition of Polexis been consummated at the beginning of the periods presented or the results that may be attained in the future.

The unaudited pro forma combined balance sheet has been prepared as of March 26, 2004 for SYS and March 31, 2004 for Polexis, giving effect to the acquisition of Polexis as though it had been consummated on July 1, 2003, the first day of the fiscal year for each of the companies.

Note 2.                                  Pro Forma Adjustments

(a)                                  The unaudited pro forma combined financial statements give effect to the Polexis acquisition. The acquisition was funded with $3,250,000 of cash, 697,973 shares of SYS common stock with a fair market value of $1,598,000 as of March 31, 2004 and $1,375,000 of three-year convertible subordinated notes. The purchase price reported on the pro forma balance sheet includes approximately $535,000 in accrued acquisition costs as of June 9, 2004 associated with the transaction. All of the accrued acquisition costs and the Polexis debt assumed by SYS, amounting to $312,500, are expected to be settled with cash by the combined entity within the next year.

The acquisition is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”), whereby the total cost of the acquisition has been allocated to tangible and intangible net assets acquired based upon determined fair values at the effective date of the acquisition. The allocation of the purchase price is subject to refinement. The following table summarizes the determined fair values of the assets acquired and liabilities assumed at the date of acquisition.

	Operations Acquired from Polexis	Estimated Life
Current assets	$2,629,000
Property, furniture and equipment, net	93,000	Various (2-5 yrs)
Customer contracts	300,000	Various (10-15 yrs)
Trade name	60,000	1 Year
Backlog	70,000	1 Year
Technology	200,000	5 years
Non-Compete Agreements	11,000	2 Years
Goodwill	5,591,000	Indefinite
Other assets	28,000	Indefinite

Total assets acquired	8,982,000

Current liabilities	1,647,000
Long term liabilities	321,000

Total liabilities assumed	1,968,000

Fair value of net assets acquired	$7,014,000

The goodwill is not subject to amortization and none of the amount assigned to goodwill is deductible for tax purposes.

The deferred tax liability arises as the timing of the deductibility for all the intangible assets, except goodwill, differs between book and tax purposes.

(b)                                 Includes approximately $300,000 of cost reductions, which would not continue on a going forward basis.  Consists principally of salaries and benefits for positions that have been eliminated and reduced facility costs from consolidating Company facilities.  Includes an adjustment of $138,000 for amortization calculated by determining the amount of amortization for the period using the fair values and the estimated useful lives as noted above.

(c)                                  To eliminate $550,000 of Polexis merger related expenses (principally investment banking, legal and other expenses) that would have been expensed prior to June 30, 2003 and therefore not a cost of the combined entity. The selling shareholders paid for these expenses from the merger consideration.

(d)                                 To reflect interest expense associated with the $1,375,000 of convertible notes issued in connection with the acquisition at a rate of 10% per annum.

(e)                                  To reflect the (net) change to combined shares outstanding after the acquisition using the 697,973 shares issued and 592,861 shares underlying the subordinated notes.

(f)                                    The income tax effect included in the pro forma adjustments was calculated using the Company's actual effective rate (42%).